UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2021

Inspyr Therapeutics, Inc.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2629 Townsgate Road, Suite 215

Westlake Village CA 91361

(Address of Principal Executive Offices)

818-597-7552

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2021, Inspyr Therapeutics, Inc. (“Company”) sold $500,000 of senior convertible debentures (“Debenture”) for (i) $500,000 for cash to an existing institutional investor (the “Investor”) of the Company.

The Debenture (i) is non-interest bearing, (ii) has a maturity date of January 12, 2022, (iii) is convertible into shares of common stock (“Common Stock”) of the Company at the election of the Investor at any time, subject to a beneficial ownership limitation of 9.99%, and (iv) has a conversion price equal to the lesser of $0.33 and 85% of the lowest Volume Weighted Average Price (VWAP) during the five (5) Trading Days immediately prior to the conversion date, subject to adjustment, as described therein.

The Debenture also contains provisions providing for an adjustment in the event of stock splits or dividends, and fundamental transactions. The Investor also has the right to participate in subsequent rights offerings and pro rata distributions. Additionally, the Debentures contains anti-dilution protection in the event of subsequent equity sales at a price that is lower than the then applicable conversion price until such time that the Debenture is no longer outstanding. Additionally, the Company has the option to redeem some or all of the Debenture for cash upon notice of twenty (20) trading days provided certain conditions are met by the Company as more fully described in the Debenture.

Without the approval of the Debenture holder, the Company may not (i) amend its charter documents in any manner that adversely affects the rights of any Investor, (ii) repay or repurchase or acquire shares of its Common Stock, (iii) repay, repurchase, or acquire certain indebtedness, or (iv) pay cash dividends or distributions on any equity securities of the Company.

The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing summary of the Debenture is qualified in its entirety by reference to the full text of such document, a copy of the form of which is attached hereto as Exhibit 10.01, and which is incorporated herein in its entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 8.01	Other Events.

On January 12, 2021, the Company announced the sale of the Debenture. A copy of the press release is attached as Exhibit 99.01.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description
10.01	Form of Senior Convertible Debenture
99.01	Press Release dated January 12, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2021

Inspyr Therapeutics, Inc.

By:	/s/ Michael Cain
Michael Cain Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.01	Form of Senior Convertible Debenture
99.01	Press Release dated January 12, 2021

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